Exhibit 10.18


        STRATUS 7000 WEST JOINT VENTURE
           (A Texas Joint Venture)




    AMENDED AND RESTATED JOINT VENTURE AGREEMENT

         __________________________________

             Dated as of August 16, 1999
         __________________________________







                  TABLE OF CONTENTS
                                                            Page
ARTICLE 1
 1.1 Definitions                                              1
ARTICLE 2
 2.1 Formation of Joint Venture                              10
 2.2 Name                                                    11
 2.3 Character of Business                                   11
 2.4 Registered Office and Agent                             11
 2.5 Fiscal Year                                             11
ARTICLE 3
 3.1 Capital Contributions to the Partnership                11
 3.2 Additional Capital Contributions                        13
 3.3 No Return of Capital Contributions                      17
 3.4 Interest                                                17
 3.5 Phase II Option                                         17
ARTICLE 4
 4.1 Management of Partnership                               21
 4.2 Management Committee                                    21
 4.3 Major Decisions                                         23
 4.4 Budgets and Reports                                     23
 4.5 Powers of the Operating Partner                         24
 4.6 Liability of Partners                                   24
 4.7 Other Activities of Partners                            25
ARTICLE 5
 5.1 Exculpation                                             25
 5.2 Indemnity                                               25
 5.3 Indemnity from Stratus                                  26
ARTICLE 6
 6.1 Distributions                                           26
 6.2 Tax Allocations                                         28
ARTICLE 7
 7.1 Admission of New Partners                               29
 7.2 Transfer of Partnership Interests                       30
 7.3 Buy/Sell                                                30
 7.4 No Substituted Partners                                 33
 7.5 Withdrawal of Partners                                  33
 8.1 Books of Account; Tax Returns                           33
 8.2 Place Kept; Inspection                                  34
 8.3 Tax Matters Partner                                     34
 8.4Additional Reporting Requirements                        34
ARTICLE 9
 9.1 Amendments and Waivers                                  35
 9.2 Certain Other Amendments                                35
ARTICLE 10
 10.1 Dissolution                                            36
 10.2 Accounting Upon Winding Up                             36
 10.3 Termination                                            37
 10.4 No Negative Capital Account Obligation                 37
 10.5 No Other Cause of Dissolution                          37
 10.6 Merger                                                 37
ARTICLE 11
 11.1 Waiver of Partition                                    38
 11.2 Entire Agreement                                       38
 11.3 Severability                                           38
 11.4 Notices                                                38
 11.5 Governing Laws                                         40
 11.6 Successors and Assigns                                 38
 11.7 Counterparts                                           38
 11.8 Headings                                               39
 11.9 Other Terms                                            39
 11.10 Power of Attorney                                     39
 11.11 Transfer and Other Restrictions                       40




                 STRATUS 7000 WEST JOINT VENTURE
          AMENDED and RESTATED JOINT VENTURE AGREEMENT

          This  Amended  and  Restated Joint
Venture  Agreement (this  "Agreement") of STRATUS
7000 WEST JOINT VENTURE, a  Texas joint  venture
(the  "Partnership"), is made  effective  as  of
August  16,  1999 (the "Effective Date"), by and
between  Oly Lantana,  L.P.,  a Texas limited
partnership, as the  financial partner (referred
to herein alternatively as "Olympus"  or  the
"Financial  Partner")  and  Stratus 7000  West,
Ltd.,  a  Texas limited  partnership,  as  the
operating  partner  (referred  to herein
alternatively as "Stratus" or the "Operating
Partner"). (The   Financial   Partner  and  the
Operating   Partner are collectively referred to
herein as the "Partners").


                      RECITALS

          A.    STRS  L.L.C. ("STRS") and the
Operating  Partner formed   the  Partnership  under
the Act (as defined below) effective as of April 1, 1999, pursuant to that certain Joint
Venture  Agreement of Stratus 7000 West Joint
Venture, entered into and executed by STRS and Stratus and dated to be effective April 1, 1999
(the "Original JV Agreement").

          B.   Effective as of August 16, 1999,
STRS assigned a  0.1%  interest  in  the Partnership
to  Olympus and  Stratus assigned  a 50.0%  interest
in  the Partnership  to   Olympus (collectively, the
"Assignments"), pursuant to that  certain Assignment
Agreement (as defined below).

          C.    The Partnership has been formed for
the purpose of acquiring, owning, developing, operating and reselling that certain property located in Travis
County, Texas and further described in Exhibit C to this Agreement (the "Property").

          D.    The  Partners hereto desire to enter
into  this Agreement   to  reflect  the Assignments,
the withdrawal   of   STRS from  the Partnership and
the admission  of  Olympus  to  the Partnership   as
the    Financial   Partner;   and   in    connection
therewith, the undersigned Partners desire to  amend
and   restate the Original JV Agreement as  provided
in  this  Agreement  in order to   establish   their
respective   rights  and  obligations  with  respect
to   the   Partnership  and to   provide   for   the
orderly   management   of   the   affairs   of   the
Partnership.

          NOW,   THEREFORE,  in  consideration  of
the   mutual covenants  and agreements set forth in
this Agreement,  and  for other   good and  valuable
consideration,  the  receipt and
sufficiency of which is hereby acknowledged, the Partners hereby agree as follows:

                      ARTICLE 1


                     Definitions

          1.1   Definitions.   As  used in this
Agreement, the following terms shall have the following meanings:

     "Act" shall have the meaning set forth in Section 2.1.

     "Affiliate" shall mean, when used with  reference to
a specified Person, any other Person that directly or
indirectly,  through one or  more intermediaries,
controls, is controlled by, or is under common control
with,   the specified  Person.   As  used   in   this
definition of Affiliate, the term "Control" means  the
possession,  directly or indirectly, of the  power  to
direct or  cause the direction of the management and
policies  of  a Person, whether through  ownership  of
voting  securities, by contract,  or  otherwise.  For
purposes  of this definition, the Partners agree  and
acknowledge that Stratus, Stratus Management,  Stratus
Properties, Inc., a Delaware corporation and  Stratus
Properties   Operating   Co., a Delaware general
partnership are Affiliates.

     "Agreement" shall mean this Amended and  Restated
Joint Venture Agreement.

     "Assignment  Agreement" shall mean that  certain
Agreement  of Assignment dated to be effective  August
16,  1999, by and among Stratus 7000 West,  Ltd.,  a
Texas limited partnership, STRS L.L.C., a Delaware limited liability company and Oly Lantana, L.P., a Texas limited partnership.

     "Assignments" shall have the meaning set forth in the recitals of this Agreement.

     "Attorney"  shall have the meaning set  forth  in
Section 11.10.

     "Bankruptcy"  shall  mean, with  respect  to  the
affected  party, (i) the entry of an order for  relief
under the Bankruptcy Code, (ii) the admission by  such
party  of  its  inability to pay  its  debts  as  they
mature,  (iii)  the making by it of an assignment  for
the  benefit of creditors, (iv) the filing by it of  a
petition in bankruptcy or a petition for relief  under
the Bankruptcy Code or any other applicable federal or
state  bankruptcy or insolvency statute or any similar
law, (v) the expiration of thirty (30) days after  the
filing of an involuntary petition under the Bankruptcy
Code  without  such  petition being  vacated  in  such
thirty  (30) day period, (vi) an application  by  such
party for the appointment of a receiver for the assets
of  such  party, (vii) an involuntary petition seeking
liquidation,     reorganization,    arrangement     or
readjustment of its debts under any federal  or  state
insolvency law, provided that the same shall not  have
been  vacated, set aside or stayed within thirty  (30)
days after the filing of such petition or (viii) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within thirty (30) days after its effective date.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

     "Building    I"    shall   mean   that    certain
approximately  70,000  square  foot  office   building
currently under construction by the Partnership on the Phase I Property, the plans and specifications for which have been approved by the Management Committee and reflected in the Operating Budget and Business
Plan.

     "Building    II"   shall   mean   that    certain
approximately  70,000  square  foot  office   building
which, pursuant to the provisions of Section 3.5 of this Agreement, may be constructed by the Partnership on the Phase II Property in accordance with plans and specifications approved by the Management Committee and reflected in the pertinent Operating Budget and Business Plan.

     "Building II Permit" shall mean that certain building permit, a copy of which is attached hereto as Exhibit D.

     "Buildings" means, collectively, Building I and Building II.

     "Business" shall mean all tangible and intangible
(and real and personal) property of the Partnership as of the date of the Buy/Sell offer and any proceeds therefrom subject to all obligations or liabilities associated therewith.

     "Business Day" shall mean any day other than a Saturday, Sunday, or holiday on which national banking associations in the State of Texas are authorized or required to be closed.

      "Business Plan" shall mean the business plan attached hereto as Exhibit A and incorporated herein, and as may be amended from time to time in accordance with the provisions hereof or as may be attached hereto within sixty (60) days of the execution of this Agreement upon approval of the Management Committee.

      "Buy-Sell"  shall have the meaning set  forth  in
 Section 7.3(a).

      "Buy/Sell Closing Date" shall have the meaning set forth in Section 7.3(f).

      "Buy/Sell Election Period" shall have the meaning set forth in Section 7.3(c).

      "Buy/Sell Offer" shall have the meaning set forth in Section 7.3(a).

      "Buy/Sell Purchaser" shall have the meaning set forth in Section 7.3(f).

      "Buy/Sell Seller" shall have the meaning set forth in Section 7.3(f).

      "Capital  Account" shall mean a separate  account
 maintained  for  each Partner in accordance  with  the
 provisions  of  Regulation section  1.704-1(b)(2)(iv).
 Each  Partner  shall  have only one  Capital  Account,
 regardless of the number of classes of units or  other
 interests  in  the Partnership owned by such  Partner.
 Initially,  the Capital Account of each Partner  shall
 have  a  positive balance equal to its initial Capital
 Contribution.   Such Capital Account shall  thereafter
 be   adjusted   in  accordance  with   the   following
 provisions:

     (a)   Additions.   The Capital  Account  shall  be
increased  by  the  sum  of  (i)  except  as  otherwise
provided  in  paragraph (f) below  in  the  case  of  a
contribution of a promissory note, the amount  of  cash
and  the  fair market value (determined as of the  date
of  contribution, without regard to section 7701(g)  of
the   Code,   including  a  constructive   contribution
resulting from a termination and reconstitution of  the
Partnership under section 708(b)(1)(B) of the Code)  of
property   contributed,  or   deemed   to   have   been
contributed, to the capital of the Partnership  by  the
Partner,  net  of  any  liabilities  assumed   by   the
Partnership in connection with such contribution or  to
which   the  contributed  property  is  subject   under
section 752 of the Code, plus (ii) the amount of any net income or other item of income or gain allocated to the Partner pursuant to Article 6 hereof.

     (b)   Subtractions.  The Capital Account shall  be
reduced  by the sum of (i) the amount of any  net  loss
or  other  item of expense, loss or deduction allocated
to  the Partner pursuant to Article 6 hereof, plus (ii)
the  Distribution Value (determined without  regard  to
section  7701(g)  of the Code) of  any  cash  or  other
property   distributed,  or   deemed   to   have   been
distributed, by the Partnership to the Partner, net  of
any   liabilities   assumed  by  the   distributee   in
connection with the distribution or to which the cash or other distributed property is subject under section
752 of the Code.

     (c)    Other  Adjustments.   The  Capital  Account
shall  otherwise  be adjusted by the Financial  Partner
in   accordance   with   the  other   capital   account
maintenance   rules   of  Regulation   section   1.704
1(b)(2)(iv).  In connection with the foregoing:

     (d)   Determination  of  Fair  Market  Value.   In
determining  the  balance  of  each  Partner's  Capital
Account, and for all other purposes of this Agreement, the fair market value of an asset contributed to or distributed by the Partnership shall be determined in good faith by the Partners (which shall use their reasonable efforts not to overstate or understate the fair market value of any such asset). Notwithstanding the preceding sentence, it is understood that (i) no Partner shall have any obligation to contribute any real property asset to the Partnership unless all Partners have agreed to the fair market value of the asset and (ii) the Partners have agreed that the fair market value of Property II is $1,065,000.00.

     (e)   Capital Account of Transferee.  A transferee
of  all  or  part  of an interest in  the  capital  and
profits  of  the  Partnership  shall  succeed  to   the
Capital  Account of the transferor to the  extent  that
such   Capital  Account  relates  to  the   transferred
interest.

     (f) Contribution of Note. Notwithstanding any other provision of this definition of Capital Account, if a Partner has contributed his promissory note to the capital of the Partnership and such note is not readily traded on an established securities market, then the principal of such note shall not be credited to the Partner's Capital Account until and to the extent that either (i) the Partnership makes a taxable disposition of the note or (ii) principal payments are made on the note, all in accordance with Regulation section 1.704-1(b)(2)(iv)(d)(2).

      "Capital  Contribution"  shall  mean  the   gross
 amount of cash or the fair market value of other property contributed or caused to be contributed to the capital of the Partnership by a Partner with respect to such Partner's capital account.

      "Cash  Flow"  of the Partnership for  any  period
 shall  mean  any and all cash revenues generated  from
 the  ownership, sale of undeveloped parcels,  sale  of
 developed  parcels, lease and other operation  of  the
 Partnership assets and any and all capital transaction
 proceeds  minus  the  sum of  (i)  any  operating  and
 capital  expenses  incurred in the  operation  of  the
 business   of   the  Partnership,  including   without
 limitation  any  payments of  interest  and  principal
 (other than any payments of principal or interest that
 are  refinanced  by  the Partnership)  on  Partnership
 indebtedness   required  by   the   lender   of   such
 indebtedness during the quarterly period  in  question
 but  specifically excluding any amounts payable by the
 Partnership  to Stratus under the Indemnity  Agreement
 and  any  payments  of  interest  and  principal  with
respect  to any Partnership indebtedness owed  by  the
Partnership  to any Partner or Affiliate thereof,  and
(ii)  an  amount necessary to replenish or maintain  a
reasonable   reserve   for  necessary   or   desirable
operating and capital expenses of the Partnership that
are  anticipated to be incurred or to become  due  and
payable  within  six  (6)  months  as  the  Management
Committee,   in   the  exercise  of   its   reasonable
discretion  and  as is consistent with  the  Operating
Budget and the Business Plan, shall determine.

     "Code" shall mean the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

     "Construction Lender" shall have the meaning set forth in Section 3.1(b).

     "Construction Loan" shall have the meaning set forth in Section 3.1(b).

     "Contribution Percentage" of a Partner  shall  be
the percentage obtained by dividing the actual Capital
Contributions  of  such Partner by  the  total  actual
Capital  Contributions of all Partners.   The  initial
Contribution Percentage of each Partner is set forth opposite its name on Schedule I attached hereto.

     "Cost Overrun" shall have the meaning set forth in Section 3.1(b).

     "Debtor Partner" shall have the meaning set forth in Section 3.2(e).

     "Default Amount" shall have the meaning set forth in Section 3.2(b).

     "Default Date" shall have the meaning set forth in Section 3.2(b).

     "Defaulting Partner" shall have the meaning set forth in Section 3.2(b).

     "Disposition Fee" shall have the meaning set forth in Section 6.4.

     "Distribution Period" shall mean (i)  the  period
beginning   on  the  Effective  Date  and  ending   on
September  30,  1999  and (ii) each  calendar  quarter
thereafter; provided, however, that in the event  that
the  Partnership shall commence the development of the
Phase II Property (as further described in Section 3.5
(e)) other than upon the date that is the last day  of a
Distribution Period, then the Distribution Period in
which the Partnership commences such development shall
be  terminated  upon  the date  that  the  Partnership
commences  development of the Phase  II  Property  (as
described  in  Section  3.5(e)  hereof)  and   a   new
Distribution Period shall commence upon the next succeeding day.

     "Distribution Value" shall mean the dollar amount
of any cash distribution and the fair market value, as
jointly determined in good faith by the Partners (each
of  which  shall  use its reasonable  efforts  not  to
overstate or understate fair market value), of any non-
cash   property  distribution  at  the  time  of   the
distribution, net of the distributee's share of any liabilities to which the distributed property is subject and net of any liabilities assumed by the distributee.

     "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

     "Equalization  Contribution"  means  the  Stratus
Equalization  Contribution or the Olympus Equalization
Contribution .

     "Equalization Percentage" shall have the meaning set forth in Section 3.5(c).

     "Escrow Agent" shall have the meaning set forth in Section 7.3(a).

     "Exercise Period" shall have the meaning set forth in Section 3.5(b).

     "Financial Partner" shall mean Oly Lantana, L.P., together with its successors and assigns.

     "Fund  II"  shall have the meaning set  forth  in
Section 7.2.

     "Funding Date" shall have the meaning set forth in Section 3.1(c).

     "Guaranty"  shall have the meaning set  forth  in
Section 3.1(b).

     "Guaranty Payment" shall have the meaning set forth in Section 3.2(a).

     "Indemnification  Obligation"  shall   have   the
meaning set forth in Section 6.1(c).

     "Indemnified Parties" shall have the meaning set forth in Section 7.3(f).

     "Indemnity  Agreement" shall  mean  that  certain
Indemnity  Agreement  made  and  entered  into  to  be
effective    August  16,  1999  by   and   among   the
Partnership,  Stratus  Properties  Inc.,  a   Delaware
corporation  and Stratus Properties Operating  Co.,  a
Delaware general partnership.

     "IRR" shall mean, internal rate of return and  is
the   annualized   interest  rate  received   for   an
investment  consisting of payments  (negative  values)
and  income  (positive values) that occur  at  regular
periods.   In  this  case, IRR  shall  be  derived  by
annualizing  the  rate received  from  quarterly  cash
flows.   As  it  relates to any  Partner,  its  actual
internal rate of return on its Capital Contributions, which with respect to Stratus shall not include the value of the Phase II Property, when determining IRR in accordance with Section 6.1(a)(iii), IRR shall be computed by entering the following Excel formula:
=(1+IRR(values))^4-1.

     "Major  Decision" means any decision with respect
to  (1)  approval of the Business Plan, including  the
decision  to  make  additional  Capital  Contributions
except  as  provided in Section 3.1  or  Section  3.2,
(2) approval of the Operating Budget, (3) approval  of
the plans and specifications for the Property, and the
subsequent approval of all material change  orders  or
amendments  given  in substitution for  such  approved
plans   and  specifications,  (4)  approval   of   any
financing   or   refinancing,   whether   secured   or
unsecured, unless previously approved in the  Business
Plan or annual Operating Budget, (5) approval of acquisition of any additional property, (6) approval of admission or withdrawal of any Partners to the Partnership, (7) approval of any sale, exchange or other disposition of the Property, unless the same is pursuant to the applicable provisions of an approved
Business Plan or annual Operating Budget, (8) approval of any amendments to this Agreement, (9) approval of any termination or dissolution of the Partnership,
(10) assumption of the duties of the Operating Partner pursuant to Section 4.1 and (11) approval of the terms of any lease of any portion of the Property and the form of lease document pursuant to which such lease shall be made.

     "Management   Agreement"   means   that   certain
Management Agreement (7000 West), dated of  even  date
herewith,  between  the  Partnership,  as  Owner,  and
Stratus   Management   L.L.C.,  a   Delaware   limited
liability company, as Property Manager.

     "Management Committee" shall have the meaning set forth in Section 4.2.

     "Mandatory Additional Contributions" shall have the meaning set forth in Section 3.2(a).

     "Non-Debtor Partners" shall have the meaning set forth in Section 3.2(e).

     "Non-Defaulting Partners" shall have the meaning set forth in Section 3.2 (b).

     "Obligor Partner" shall have the meaning set forth in Section 3.1(c).

     "Offer Amount" shall have the meaning set forth in Section 7.3(a).

     "Offer  Deposit"  shall  mean  the  sum  of  Five
Hundred Thousand and No/100 Dollars ($500,000.00) in cash.

     "Offeree"  shall have the meaning  set  forth  in
Section 7.3(a).

     "Offeror"  shall have the meaning  set  forth  in
Section 7.3(a).

     "Olympus" shall have the meaning set forth in the preamble of this Agreement.

     "Olympus Equalization Contribution" shall have the meaning set forth in Section 3.5(c).

     "Olympus Equalization Percentage" shall have the meaning set forth in Section 3.5(c).

     "Olympus Representative" shall have the meaning set forth in Section 4.2(a).

     "Operating Budget" shall mean the budget attached
hereto  as  Exhibit  B  (specifically  including   the
construction  budget  which is  a  part  thereof)  and
incorporated  herein, as may be amended from  time  to
time  in accordance with the provisions hereof, or  to
be  attached  hereto within sixty  (60)  days  of  the
execution  of  this  Agreement upon  approval  by  the
Management   Committee   in   accordance   with   this
Agreement.

     "Operating Partner" shall mean Stratus 7000 West,
Ltd., together with its successors or assigns.

     "Operational Default" shall have the meaning set forth in Section 3.2(a).

     "Operational Default Partner" shall have the meaning set forth in Section 3.2(a).

     "Original JV Agreement" shall have the meaning set forth in the recitals of this Agreement.

     "Original Stratus Contribution" shall have the meaning set forth in Section 3.1(a).

     "Partner"  shall mean any Person  executing  this
Agreement  as  of the Effective Date as a  partner  or
hereafter admitted to the Partnership as a partner  as
provided  in this Agreement, but does not include  any
Person  who  has  ceased  to  be  a  Partner  of   the
Partnership.

     "Partnership" shall have the meaning set forth in the preamble to this Agreement.

     "Partnership Interest" shall have the meaning set forth in Section 7.3.

     "Person"  shall mean an individual,  partnership,
joint  venture, limited partnership, limited liability
company,  foreign  limited liability  company,  trust,
business   trust,   estate,  corporation,   custodian,
trustee,     executor,     administrator,     nominee,
association, cooperative or entity in a representative capacity.

     "Phase I Asset Management Fee" shall have the meaning set forth in Section 6.3.

     "Phase II Asset Management Fee" shall have the meaning set forth in Section 6.3.

     "Phase I Property" shall mean that portion of the Property generally described and identified as the "Phase I Property" on the attached Exhibit E.

     "Phase II Approval Notice" shall have the meaning set forth in Section 3.5(b).

     "Phase II Development Proposal" shall have the meaning set forth in Section 3.5(b).

     "Phase II Indemnified Parties" shall have the meaning set forth in Section 3.5(b).

     "Phase II Notice" shall have the meaning set forth in Section 3.5(b).

     "Phase II Option Exercise Period" shall have the meaning set forth in Section 3.5(b).

     "Phase II Property" shall mean that portion of the Property generally described and identified as the Phase II Property on the attached Exhibit F.

     "Phase II Purchase Option" shall have the meaning set forth in Section 3.5(b).

     "Phase II Purchase Option Exercise Notice" shall have the meaning set forth in Section 3.5(b).

     "Phase II Purchase Option Closing" shall have the meaning set forth in Section 3.5(b).

     "Procuring Party" shall have the meaning set forth in Section 6.4.

     "Property" shall have the meaning set forth in the recitals of this Agreement.

     "Purchase Amount" shall have the meaning set forth in Section 3.5(b).

     "Receipt Amount" shall have the meaning set forth in Section 7.3(b).

     "Regulation"  shall  mean  Treasury   Regulations
promulgated under Title 26 of the United States Code.

     "Reimbursement Payment" shall have the meaning set forth in Section 3.1(a).

     "Rejection Date" shall have the meaning set forth in Section 3.5(b).

     "Replacement Loan" shall have the meaning set forth in Section 3.2.

     "Representative" shall have the meaning set forth in Section 4.2.

     "Required Payment" shall have the meaning set forth in Section 3.2(e).

     "Sharing Ratio" shall mean with respect to a Partner, the percentage set forth opposite its name on
Schedule I attached hereto (as such percentage shall be adjusted from time to time under Section 3.2).
     "Shortfall Contribution" shall have the meaning set forth in Section 3.1(c).

     "Shortfall Notice" shall have the meaning set forth in Section 3.1(c).

     "Stratus" shall have the meaning set forth in the preamble of this Agreement.

     "Stratus Equalization Contribution" shall have the meaning set forth in Section 3.5(c).

     "Stratus Equalization Percentage" shall have the meaning set forth in Section 3.5(c).

     "Stratus  Management" means  Stratus  Management,
L.L.C., a Delaware limited liability company.

     "Stratus Representative" shall have the meaning set forth in Section 4.2.

     "STRS" shall have the meaning set forth in the recitals of this Agreement.

     "Terminal Sale" shall have the meaning set forth in Section 6.4.

     "Unreturned  Capital  Contributions"  means  with
respect   to   a   Partner   the   aggregate   Capital
Contributions  made or deemed made by the  Partner  to
the  Partnership (which with respect to Stratus  shall
not  include the value of the Phase II Property)  less
any  distributions by the Partnership to  the  Partner
under  Section 6.1(b)(iii) in reduction  thereof  (any
such  distributions  under Section  6.1(b)(iii)  being
applied   first   to  repay  the  Unreturned   Capital
Contributions of the Partners, and thereafter, to the payment of amounts necessary to achieve the 25% IRR described therein).

                            ARTICLE 2


                          Organization

          2.1 Original Formation of Joint Venture. Effective April 1, 1999, STRS and Stratus formed the Partnership pursuant to the Original JV Agreement and in accordance with the provisions of the Texas Revised Partnership Act, as amended from time to time (the "Act"). Effective August 16, 1999, pursuant to the Assignment Agreement, Olympus acquired a 50.1% interest in the Partnership, and STRS withdrew from the Partnership. In connection with the Assignments, the withdrawal of STRS from the Partnership and the Admission of Olympus to the Partnership as the Financial Partner, the Original JV Agreement is hereby amended and restated as further set forth in this Agreement and the provisions of the Original JV Agreement are superceded in their entirety by the provisions of this Agreement. The Partnership is hereby continued upon the terms and conditions set forth in this Agreement.

          2.2 Name. The name of the Partnership is Stratus 7000 West Joint Venture. The Management Committee may change the name of the Partnership from time to time and shall give prompt written notice thereof to the Partners; provided, however, that such name may not contain any portion of the name or mark of a Partner without the consent of such Partner.

          2.3 Character of Business. The purpose of the Partnership shall be (i) to acquire, hold, develop, operate, sell, encumber, or otherwise act with respect to investments, direct or indirect, in the Property, and (ii) to engage in such other business as may be conducted by a joint venture organized under the laws of the State of Texas.

          2.4 Registered Office and Agent. The name and address of the Partnership's initial registered agent is Oly Real Estate Corporation, 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Partnership's initial principal place of business shall be 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Financial Partner may change such registered agent, registered office, or principal place of business from time to time. The Financial Partner shall give prompt written notice of any such change to the Operating Partner. The Partnership may from time to time have such other place or places of business within or without the State of Texas as may be determined by the Financial Partner.

          2.5 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                            ARTICLE 3


                      Capital Contributions

          3.1  Capitalization of the Partnership.

          (a) Prior to the effective date of this Agreement, Stratus made a cash contribution to the Partnership of $1,658,000 and made a contribution in-kind of the Property to the Partnership (collectively, the "Original Stratus Contribution"). Upon the Effective Date, the Partnership shall make a payment to Stratus in the sum of $959,000 to reimburse a portion of the Original Stratus Contribution previously made by Stratus to the Partnership (the "Reimbursement Payment"). The Partners agree and acknowledge that for purposes of determining the Capital Account of Stratus the Original Stratus Contribution (i.e. the net value of the Property plus the amount of cash contributed) had a value of $1,714,000, and further, that upon the effective date of this Agreement and following the Assignments, the payment of the Reimbursement Payment to Stratus, the admission of Olympus to the Joint Venture (and the "book up" of Stratus' Capital Account in connection therewith), the Capital Account balance of Stratus and the Unreturned Capital Contributions owing Stratus and the Sharing Ratio and Contribution Percentage of Stratus shall be as further set forth opposite its name in Schedule I hereto. For purposes of determining the Unreturned Capital Contributions of Stratus hereunder (as the same has been reflected in Schedule I hereto), the value of the Property has been reduced by $1,065,000 (the agreed value of the Phase II Property). The Partners agree and acknowledge that as of the Effective Date, the Phase II Property has a net value of $1,065,000, and further, that Stratus shall receive distributions from the Partnership with regard to the value of the Phase II Property, if at all, only as further provided in Section 6.1(a)(iv). Upon the Effective Date, Olympus shall make a cash contribution to the Partnership of $1,722,000 (the "Olympus Contribution"). Upon the Effective Date of this Agreement the Capital Account balance of Olympus, the Unreturned Capital Contributions owing Olympus and the Sharing Ratio and Contribution Percentage of Olympus shall be as further set forth opposite its name in Schedule I hereto. For purposes of determining the distributions payable under Section 6.1(a)(iii) hereof (and the calculation of the IRR of the Partners hereunder) all of the Capital Contributions further described in this Section 3.1(a) (including the Original Stratus Contribution and the Olympus Contribution) shall be deemed to be made to the Partnership as of the Effective Date of this Agreement.
          (b) On April 9, 1999 the Partnership obtained a loan from Comerica Bank - Texas (the "Construction Lender") in the maximum principal sum not to exceed $6,600,000 (the "Construction Loan") in order to finance the construction of certain improvements on the Property. In connection with the Construction Loan, Stratus provided that certain Guaranty, dated April 9, 1999, executed by Stratus Properties, Inc., a Delaware corporation, as Guarantor, for the benefit of the Construction Lender (the "Guaranty"). In consideration for the provision of the Guaranty as well as Stratus' contribution of the entire Property to the Joint Venture (notwithstanding the fact that the Joint Venture may not pursue the full construction of Building
II) upon the Effective Date hereof, Olympus shall pay to Stratus a credit enhancement fee in the sum of $150,000.

          (c) In addition to the Original Stratus Contribution and any Mandatory Additional Contributions under Section 3.2 hereof, Stratus shall make such additional Capital Contributions to the Partnership as shall be necessary to cover any Cost Overruns (as further defined herein) directly resulting from any breach by Stratus, Stratus Management or any Affiliate thereof of any material provision of this Agreement or the Management Agreement or any act or omission on the part of Stratus, Stratus Management or any Affiliate thereof with respect to the construction of the Buildings that constitutes bad faith, willful misconduct or gross negligence. In addition to the Olympus Contribution, and any Mandatory Additional Contributions under Section 3.2 hereof, Olympus shall make such additional Capital Contributions to the Partnership as shall be necessary to cover any Cost Overruns (as further defined herein) directly resulting from any breach by Olympus of any material provision of this Agreement or any act or omission on the part of Olympus with respect to the construction of the Buildings that constitutes bad faith, willful misconduct or gross negligence. For purposes hereof, "Cost Overrun" shall mean any expenditure that shall be required to complete the development of a Building in accordance with the applicable plans and specifications to the extent that such expenditure is not set forth in the approved Operating Budget or exceeds the amount set forth in the Operating Budget. Upon the reasonable determination by the
Financial Partner that the Partnership has incurred or shall incur a Cost Overrun and that a Partner (the "Obligor Partner") has an obligation to make a Capital Contribution to the Partnership (a "Shortfall Contribution") under this Section 3.1(c), as soon as reasonably practicable following such determination, the Financial Partner shall send written notice (a "Shortfall Notice") to the Obligor Partner setting forth (i) the breach or other act or omission of the Obligor Partner resulting in the Cost Overrun, (ii) the nature and amount of such Cost Overrun and (iii) the date on or before which the Obligor Partner must make the Shortfall Contribution to the Partnership (the "Funding Date") which such Funding Date shall be no earlier than ten (10) days and no later than twenty (20) days following delivery of the Shortfall Notice to the Obligor Partner. In the event that the Obligor Partner shall fail to timely make any Shortfall Contribution to the Partnership, the other Partner may, in addition to any other remedies available to the other Partner at law or in equity, make a Capital Contribution to the Partnership in an amount equal to such Shortfall Contribution. In such case, the Obligor Partner shall be treated for all purposes hereunder (including, without limitation, Section 3.2 and Article IX hereof) as a Defaulting Partner with respect to such Shortfall Contribution and the other Partner shall be treated for all purposes hereunder (including, without limitation Section 3.2 and Article IX hereof) as a Non-Defaulting Partner having made a Replacement Loan to the Obligor Partner in the amount of the Shortfall Contribution. Notwithstanding any provision to the contrary set forth herein, any Shortfall Contributions made by an Obligor Partner to the Partnership under this Section 3.1(c) shall not constitute Capital Contributions to the Partnership and shall not affect or result in any adjustment or recalculation of the Unreturned Capital Contributions or Sharing Ratios of the Partners.
         3.2  Additional Capital Contributions.
               (a) In addition to the Original Stratus Contribution and the Olympus Contribution further set forth above and to the extent not available from proceeds of the Construction Loan, (i) the Partners shall make additional Capital Contributions to the Partnership at such times and in such aggregate amounts as shall be approved by the Management Committee, and reflected in an amendment to the Business Plan; (ii) the Partners shall make additional Capital Contributions to the Partnership in accordance with Section 3.5 hereof in the event that the Partnership undertakes the development of the Phase II Property in accordance with Section 3.5 hereof;
          (iii) if either (A) there has been a default or an event of default under the Construction Loan or (B) additional capital is necessary to complete any capital improvement or development program approved in the Business Plan or reflected in the applicable Operating Budget, then either Partner may elect to call or not call for additional Capital Contributions to be made to the Partnership to cure any default or event of default under the Construction Loan or to complete such capital improvement or development program; or (iv) in the event that Stratus makes any payment to the Construction Lender under that certain Guaranty (a "Guaranty Payment") and the obligation to make such payment shall not be attributable or related to, or arise from any Cost Overrun with respect to which an Obligor Partner shall have an obligation to make a Shortfall Contribution under Section 3.1(c) hereof, or the bad faith, willful misconduct or gross negligence of a Partner or any Affiliate thereof or a material breach by a Partner or any Affiliate thereof of the provisions of the Guaranty, this Agreement or the Management Agreement (collectively, "Operational Defaults"), the Financial Partner shall elect to call for additional Capital Contributions from the Partners in an amount necessary to reimburse Stratus for any portion of the Guaranty Payment which has not already been paid by the Partnership to Stratus. Any Capital Contributions required to be made by the Partners to the Partnership in accordance with this Section 3.2(a) are collectively referred to herein as "Mandatory Additional Contributions." In the event that Stratus shall make a Guaranty Payment, and such Guaranty Payment shall be attributable or relate to, or arise from any Operational Default by a Partner (the "Operational Default Partner") or its Affiliates, then any such Guaranty Payment shall not give rise to any Mandatory Additional Contributions hereunder, rather, in such case the Operational Default Partner shall be obligated to make a cash payment to Stratus in an amount equal to the Guaranty Payment (the "Operational Default Payment") made by Stratus to the Construction Lender, no later than sixty (60) days after written demand therefor delivered by Stratus to the Operational Default Partner. In the event that Stratus shall be the Operational Default Partner, then any such Guaranty Payment shall not result in any Mandatory Additional Contributions or any Operational Default Payments hereunder, rather, Stratus shall have the sole responsibility for any such Guaranty Payment. Any Mandatory Additional Contributions shall be made by the Partners pro rata, based on the Contribution Percentages of the Partners. This Section 3.2(a) is solely for the benefit of the Partners, and shall not, nor shall it be deemed to, create any rights in, or provide any benefit to, any other Person, and the decision to make additional contributions to the Partnership shall be made in the sole and absolute discretion of the Financial Partner, except as may be provided in the Business Plan.

               (b) Each Partner shall be required to make its Mandatory Additional Contribution to the Partnership on or before twenty-one (21) days after written notice to such Partner ("Default Date"). In the event any Partner fails to make a Mandatory Additional Contribution as required by this Section 3.2 within the time period set forth herein (such Partner, being herein referred to as the "Defaulting Partner"), then, the Partners other than the Defaulting Partner, the "Non-Defaulting Partners" (herein so called) shall be entitled, as their sole and exclusive remedy for such failure, by giving written notice to the Defaulting Partner to make a loan (the "Replacement Loan") to the Defaulting Partner in the amount of such Defaulting
          Partner's delinquent share of such Mandatory Additional Contribution, which Replacement Loan
          (i) shall be applied solely to fund the Defaulting Partner's delinquent share of such Mandatory Additional Contribution, (ii) shall have a term of one hundred twenty (120) days from the date of such loan (as such term and maturity date may be accelerated upon any default with respect to the Replacement Loan) and (iii) shall bear interest at the lesser of (A) eighteen percent (18%) per annum and (B) the maximum rate of interest which may be charged, collected or contracted for under applicable law, with accrued interest due at the maturity of such loan (each such Replacement Loan together with all accrued interest thereon from time to time, the "Default Amount"). Anything contained in this Agreement to the contrary notwithstanding, any Partner who becomes a Defaulting Partner shall immediately and without any further demand, notice or cure period (time being of the essence herein) automatically cease to have a right to vote on all Partnership decisions from and after the Default Date for any purposes hereunder for the remainder of the life of the Partnership unless reinstated as described below and any Representatives appointed by such Partner to the Management Committee shall immediately and without any further demand, notice or cure period (time being of the essence herein) automatically cease to have a right to vote on all Management Committee decisions from and after the Default Date for any purposes hereunder for the remainder of the life of the Partnership unless reinstated as described below. If a Defaulting Partner shall pay the Default Amount in full to the Non-Defaulting Partners who elected to make such loan, on or before the expiration of the 120-day term (as the same may be accelerated upon default) of the Replacement Loan to such Defaulting Partner, effective as of the date that such Default Amount is paid in full, such Defaulting Partner's voting rights hereunder and the voting rights of the Representatives appointed by the Defaulting Partner to the Management Committee shall be automatically reinstated. If the Default Amount is not paid in full on or before the expiration of the 120-day period (as the same may be accelerated upon default), the Defaulting Partner's voting rights (and the voting rights of any Representatives appointed by such Defaulting Partner) shall not be reinstated upon the subsequent payment of the Default Amount.

              (c) The Partners further agree that if the Default Amount is not repaid in full to the Non Defaulting Partners within the 120-day term (as the same may be accelerated upon a default), then, without demand, notice or cure period (time being of the essence herein), such Default Amount shall for all purposes hereunder be deemed to be a Capital Contribution by the Non-Defaulting Partners to the Partnership effective as of the expiration of such 120 day term (as the same may be accelerated upon default) of such Replacement Loan, which deemed Capital Contribution shall, for all purposes hereunder (including, without limitation, the calculation of the Unreturned Capital Contributions, IRR and Sharing Ratio of Olympus hereunder), be credited as an amount equal to the product of 150% multiplied by the Default Amount, and the Sharing Ratio of the Defaulting Partner shall for all purposes be appropriately reduced to reflect such treatment; provided, however, with respect to any Default Amount attributable to a Replacement Loan made more than one hundred twenty
          (120) days (as the same may be accelerated upon default) after the initial Replacement Loan (which is not repaid during its 120-day term, as the same may be accelerated upon default) made by one or more Non Defaulting Partners, the deemed Capital Contribution shall be credited as an amount equal to the product of 300% multiplied by the Default Amount, and in each case (i.e. with respect to an initial Replacement Loan and/or any subsequent Replacement Loan) the Sharing Ratio of the Defaulting Partner shall be reduced by, and the Sharing Ratio of each Non-Defaulting Partner who makes its pro rata share of such loan shall be increased by an amount equal to the quotient of (i) 150% (or 300%, as the case may be) multiplied by the Default Amount, divided by (ii) the aggregate Capital Contributions made by the Partners to the Partnership (which for purposes of this calculation with respect to Stratus shall not include any amount attributable to the value of the Phase II Property unless and until the Partnership shall commence development of the Phase II Property in accordance with Section 3.5 hereof) prior to the date of calculation (including the Mandatory Additional Contributions of all Non Defaulting Partners, but excluding the Default Amount then in question).

                 (d) In the event that the Sharing Ratio of any Partner shall be adjusted hereunder, the new Sharing Ratios computed in accordance with this Section 3.2 shall remain in effect under this Agreement unless and until there is a subsequent adjustment to the Sharing Ratios. Notwithstanding the foregoing, no Partner's Sharing Ratio shall be reduced under any circumstance to less than zero, nor shall any Partner's Sharing Ratio be increased under any circumstance to more than 100%. Mandatory Additional Contributions shall be made pro rata, based on the relative Contribution Percentages of the Partners

               (e)    Each  Partner  which  becomes  an  Obligor
          Partner, an Operational Default Partner, or a Defaulting Partner or Stratus, to the extent of any Indemnification Obligation further described in
          Section 6.1(c) (in each case, the "Debtor Partner") hereby irrevocably grants to the Partnership and the other Partners a continuing, first priority, perfected security interest in the Partnership Interest of such Debtor Partner to secure the prompt payment of each Shortfall Contribution, Operational Default Payment, Replacement Loan or Indemnification Obligation under
          Section 6.1(c) hereof (each a "Required Payment") owed by such Defaulting Partner to the Partnership or the other Partners until such time, if ever, as the Required Payment shall have been satisfied (or with respect to a Required Payment arising from a Default Amount, the Replacement Loan under consideration has been converted into a deemed Capital Contribution pursuant to Section 3.2(c), and there shall be no other Required Payments owed by the Debtor Partner to the Partnership or the Partners). On or before fifteen (15) days after any written request of any Partner other than the Debtor Partner (the "Non-Debtor Partners"), the Partner shall execute and deliver a UCC-1 financing statement in form and substance acceptable to such Non-Debtor Partners to evidence such security interest, the failure of which shall constitute a material breach of this Agreement (and a default under any Replacement Loan owed by the Debtor Partner to the Non-Debtor Partners). Upon any default under any Replacement Loan, in addition to any other remedies which may be available to the Non-Defaulting Partners at law or in equity, the maturity date (and one hundred twenty (120) day term) of such Replacement Loan shall be accelerated and all amounts of principal and interest with respect to such Replacement Loan shall immediately become due and payable in-full to the Non-Defaulting Partners. Without limiting the remedies of the Non-Debtor Partners, at law or in equity, at the election of the Non-Debtor Partners, all distributions payable to the Debtor Partner under this Agreement and any fees or other compensation payable by the Partnership to the Debtor Partner or its Affiliates (including without limitation the Fees further described in Sections 6.3 and 6.4 hereof) shall be paid directly to the Partnership and/or the Non-Debtor Partners (pro rata based on the relative amount of the Required Payment owing the Partnership and/or each such Non-Debtor Partner) until the Required Payments are paid in full (or, with respect to any Replacement Loan, converted to a deemed Capital Contribution). Any amounts paid directly to the Partnership and/or the Non-Debtor Partners pursuant to the terms of the preceding sentence shall be treated as paid to the Debtor Partner (or, as applicable, its Affiliate) entitled to receive the amount of the distribution or payment in the absence of the requirements of the preceding sentence (thereby discharging the Partnership's obligation to make the payment in question) and then applied by the Debtor
          Partner  to  the  repayment of  the  Debtor  Partner's
          Required Payment.

               (f)   EXCEPT  AS SET FORTH IN SECTION  3.1,  THIS
          SECTION 3.2 OR SECTION 3.5 (FOLLOWING THE COMMENCEMENT OF THE DEVELOPMENT OF THE PHASE II PROPERTY, AS DESCRIBED IN SECTION 3.5(E) HEREOF), NO ADDITIONAL CAPITAL CONTRIBUTIONS SHALL BE REQUIRED BY ANY PARTNER UNLESS AN EXPRESS WRITTEN CALL FOR A CAPITAL CONTRIBUTION IS MADE BY THE MANAGEMENT COMMITTEE TO EACH OF THE PARTNERS.

          3.3 No Return of Capital Contributions. No Partner is entitled to a return of its Capital Contributions, but shall look solely to distributions from the Partnership as provided for in Article 6 of this Agreement.

          3.4 Interest. No Partner shall be entitled to interest on its Capital Contributions or its Capital Account, and any payments to the Partners under Article 6 (whether in the form of IRR payments or otherwise) shall not be deemed to be interest for any purpose. Any interest actually received by reason of temporary investment of any part of the Partnership's funds shall be included in the Partnership's funds.

          3.5  Development of Phase II.

               (a) Upon satisfaction of the Phase II Conditions (as further described herein), the Partnership shall commence development activities on the Phase II Property in accordance with an Operating Budget and Business Plan (and pursuant to plans and specifications with respect to Building II) approved by the Management Committee. For purposes of this Agreement, the "Phase II Conditions" shall be satisfied at such point in time as (i) (A) at least 75% of the gross leasable area of Building I shall be leased by tenants pursuant to leases that have been duly executed by such tenants and the Partnership and approved by the Management Committee, or (B) at least 50% of the projected gross leasable area of Building II shall be leased by tenants pursuant to leases that have been duly executed by such tenants and the Partnership and approved by the Management Committee; and (ii) construction financing shall be available to the Partnership in such amounts and on such terms as further set forth in Schedule III hereof.

               (b) In the event that the Phase II Conditions have not been satisfied but the Operating Partner determines in good faith that the development of the Phase II Property and the construction of Building II is in the best interests of the Partnership, it shall deliver to the Financial Partner written notice of such proposal (the "Phase II Notice") together with
          (i) a detailed description of the development activities to be performed on the Phase II Property (including detailed plans and specifications describing Building II) and (ii) a proposed Business Plan and Operating Budget for the development of the Phase II Property and the construction of Building II (collectively, the "Phase II Development Proposal"). In addition, following delivery of the Phase II Notice to the Financial Partner, the Operating Partner shall deliver to the Financial Partner, as soon as reasonably practicable following a request therefor, any and all such information, pro forma and other analyses and other data that the Financial Partner shall request with respect to the proposed development of the Phase II Property and the construction of Building II. On or before the date that is thirty
          (30) days following receipt of the Phase II Notice, as the same shall be extended to the extent that the Operating Partner shall fail to deliver any requested information to the Financial Partner (such thirty (30) day period, as the same may be extended, being referred to herein as the "Exercise Period"), the Financial Partner may, in its sole discretion, elect to approve the commencement of development activities on the Phase II Property in accordance with the Phase II Development Proposal by delivery of written notice to Stratus (the "Phase II Approval Notice"), in which case, the Partnership shall undertake the development of the Phase II Property and the construction of
          Building II in accordance with the Phase II Development Proposal. In the event that the Financial Partner shall not deliver a Phase II Approval Notice to Stratus prior to the end of the Exercise Period, the Financial Partner shall be deemed to have rejected the Phase II Development Proposal upon the first Business Day following the expiration of the Exercise Period (the "Rejection Date"), in which case, the Partnership shall not pursue the development of the Phase II Property. Notwithstanding the above provisions of this Section 3.5(b), during the sixty
          (60) day period following the Rejection Date (the "Phase II Option Exercise Period"), Stratus may elect to purchase the entire interest of Olympus in the Partnership (the "Phase II Purchase Option") for an
          amount of cash equal to the Unreturned Capital Contributions owing Olympus plus an amount of cash necessary to result in an IRR to Olympus of 25% (the "Purchase Amount"), as calculated through the date of the Phase II Purchase Option Closing (as hereinbelow defined). The Phase II Purchase Option may be exercised by Stratus by its delivery of written notice of such exercise (the "Phase II Purchase Option
          Exercise Notice") to Olympus during the Phase II Option Exercise Period. In the event that Stratus shall fail to timely deliver a Phase II Purchase Option Exercise Notice to Olympus, such Phase II Purchase Option shall lapse and expire as of the close of business on the final day of the Phase II Option Exercise Period.

               The  closing of the Phase II Purchase Option (the
          "Phase II Purchase Option Closing") shall take place upon a Business Day chosen by Stratus by delivery of written notice thereof to Olympus which such Business Day shall in no event be later than thirty (30) days following the expiration of the Phase II Option Exercise Period. The sale of Olympus' Partnership Interest to Stratus pursuant to the Phase II Purchase Option shall be made without representation, warranty or recourse, except for representations and warranties in form and substance reasonably acceptable to Olympus and Stratus with respect to existence, good standing, title, no encumbrance, authority, authorization, no conflicts, and such other customary matters as may be reasonably agreed upon by the parties. If the Phase II Purchase Option or the purchase contemplated thereby causes the maturity of any Partnership indebtedness to be accelerated, Olympus shall be released from liability resulting from such accelerated indebtedness and Stratus shall pay (or cause to be paid) such indebtedness in full (including without limitation, any accrued but unpaid interest and any prepayment premiums or penalties) at Stratus' sole cost and expense and shall indemnify and hold Olympus harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by Olympus, or Olympus' Affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns and Affiliates of the foregoing (the "Phase II Indemnified Parties"), as a direct or indirect result of any such acceleration or relating to or otherwise arising from events and occurrences that take place after the Phase II Purchase Option Closing, other than any losses, damages, costs or expenses (including attorneys' fees) incurred by any of the Phase II Indemnified Parties as a direct result of such Phase II Indemnified Parties' gross negligence, willful misconduct or bad faith. As a precondition to the closing of the Phase II Purchase Option, Olympus shall be released from liability from any indebtedness of the Partnership, including, without limitation, the release of any guaranties and/or collateral pledged to secure any guaranteed debt. Anything contained in this Agreement to the contrary notwithstanding, in the event the sale of Olympus' Partnership Interest is not consummated because of a default on the part of Stratus or if a condition precedent cannot be fulfilled, Olympus may, at its election, pursue an action for specific performance and/or damages, costs and expenses.

               (c)   In  the  event  that the Partnership  shall
          undertake the development of the Phase II Property in accordance with Section 3.5(a) or Section 3.5(b) hereof, (i) (A) if the Sharing Ratio of Stratus shall be less than 49.9%, as a condition precedent to the Partnership undertaking the development of the Phase II Property, Stratus shall make a Capital Contribution to the Partnership (the "Stratus Equalization Contribution") in such amount as shall be required to result in the percentage obtained by dividing the aggregate Capital Contributions made (or deemed made) by Stratus to the Partnership (which for purposes hereof shall include, in addition to all other Capital Contributions made by Stratus to the Partnership, the value of the Phase II Property which the Partners agree and acknowledge shall be equal to $1,065,000, notwithstanding that at the time of such determination the fair market value of the Phase II Property may be greater than $1,065,000) by the aggregate Capital Contributions made (or deemed made) by all Partners to the Partnership (which for purposes hereof shall include the value of the Phase II Property which the Partners agree and acknowledge shall be equal to $1,065,000, notwithstanding that at the time of such determination the fair market value of the Phase II Property shall be greater than $1,065,000), to equal 49.9% (the "Stratus Equalization Percentage") and (B) if the Sharing Ratio of Olympus shall be less than 50.1%, as a condition precedent to the Partnership undertaking the development of the Phase II Property, Olympus shall make a Capital Contribution to the Partnership (the "Olympus Equalization Contribution" in such amount as shall be required to result in the percentage obtained by dividing the aggregate Capital Contributions made (or deemed made) by Olympus to the Partnership by the aggregate Capital Contributions made (or deemed made) by all Partners to the Partnership (which for purposes hereof shall include the value of the Phase II Property which the Partners agree and acknowledge shall be equal to $1,065,000, notwithstanding that at the time of such determination the fair market value of the Phase II Property shall be greater than $1,065,000) to equal 50.1% (the "Olympus Equalization Percentage") and (ii) each of Stratus and Olympus shall be required to make Capital Contributions to the Partnership in an amount equal to the Stratus Equalization Percentage and the Olympus Equalization Percentage, respectively multiplied by the amount of any Capital Contributions required in connection with the development of the Phase II Property and/or the construction of Building II by the Partnership, as reflected in the applicable Operating Budget and Business Plan (any such Capital Contributions by a Partner to be made to the Partnership at the same time as any Capital
          Contributions made by the other Partner, to the Partnership). Immediately following the Equalization Contribution by Stratus or Olympus (as the case may
          be) to the Partnership, the Sharing Ratio and Contribution Percentage of Olympus shall be adjusted to 50.1% and the Sharing Ratio and Contribution Percentage of Stratus shall be adjusted to 49.9%.

               (d) From and after the Effective Date hereof and for so long as the Partnership shall hold the Building II Permit for the development and construction of Building II but shall not have commenced the development of the Phase II Property (as further described in Section 3.5(e)), the Partnership shall not undertake any development activities or make any expenditures with respect to the Phase II Property, other than such minimum development activities and expenditures, in an amount not to exceed in the aggregate $300,000 with respect to all periods following the Effective Date, as shall be required to maintain the Building II Permit and as shall be approved in advance and in writing by Olympus (such approval not to be unreasonably withheld or delayed). Stratus hereby represents and warrants to Olympus that, as of the Effective Date, the aggregate expenditures made by Stratus with respect to the construction of Building II and the development of the Phase II Property are as set forth in Schedule IV hereto.

               (e) For purposes of this Section 3.5 and the further provisions of this Agreement, the Partnership shall be deemed to have commenced the development of the Phase II Property as of the date upon which (i)
          (A) the Phase II Conditions have been satisfied or (B) Olympus has delivered a Phase II Approval Notice to Stratus, (ii) the Management Committee shall have approved a Business Plan and Operating Budget with respect to the development of the Phase II Property and plans and specifications relating to Building II,
          (iii) a construction management agreement and any requisite construction contracts shall have been approved by the Management Committee and executed by the Partnership and all other parties thereto, and
          (iv) the Partnership shall have obtained sufficient construction financing to pursue the development of the Phase II Property and the construction of Building II.
                            ARTICLE 4


               Rights and Obligations of Partners

          4.1    Management  of  Partnership.   The  management,
control and direction of the Partnership and its operations, business and affairs shall be vested exclusively in the Management Committee, which shall have the right, power and authority, acting solely by itself and without the necessity of approval by any Partner or any other person, to carry out any and all of the purposes of the Partnership and to perform or refrain from performing any and all acts that the Management Committee may deem necessary, desirable, appropriate or incidental thereto, except as otherwise provided in this Agreement; provided, however, that the Operating Partner shall manage the Partnership and its operations, business and affairs solely as described in Section 4.5. The Management Committee may assume the management duties and responsibilities of the Operating Partner as set forth in Section 4.5 at any time in the event the Management Committee determines in its good faith discretion that (i) the Operating Partner has acted negligently or with willful misconduct in performing its duties, (ii) the monthly financial reports of the Partnership reveal a material adverse deviation from the Business Plan more than three (3) times within any twelve (12) month period, (iii) the Operating Partner has breached a material provision of this Agreement or
(iv) a Bankruptcy has occurred with respect to the Operating Partner. The Management Committee agrees that prior to its exercise of its right to assume the management duties and responsibilities of the Operating Partner as a result of a default by the Operating Partner further described in clauses
(i) or (iii) of the immediately preceding sentence, the Management Committee shall first deliver written notice of said default to the Operating Partner and give the Operating Partner ten (10) days thereafter in which to cure said default, if the Operating Partner so elects.

         4.2  Management Committee.

               (a) The "Management Committee" (herein so called) shall consist of four (4) representatives, two
          (2) of which shall be designated by Stratus (collectively, the "Stratus Representatives") and two
          (2)   of   which  shall  be  designated   by   Olympus
          (collectively, the "Olympus Representatives") (individually, a "Representative and collectively, the "Representatives"). The initial Representatives designated by Stratus and Olympus are set forth opposite such Partner's name below:


Partner                  Initial Representative

Stratus                  J.B. Brown

Stratus                  William H. Armstrong, III

Olympus                  Greg Adair

Olympus                  Hal R. Hall

Olympus   and  Stratus  may  appoint  alternates  for   the
Representatives appointed by it, which alternates shall have all the powers of the Representatives in their absence or inability to serve. Olympus hereby appoints Ron J. Hoyl as an alternate Representative. Stratus hereby appoints
John E. Baker as an alternate Representative.  Olympus  and
Stratus may change its designated Representatives effective upon written notice from Olympus or Stratus designating such Representative to the other Partners. Olympus shall designate one of the Olympus Representatives who shall serve as Chairman of the Management Committee and shall set the agenda for such meetings.

          (b)  The Representatives shall meet quarterly (or
     more  often as the Management Committee may reasonably
     determine)  in  the offices of the Partnership  or  by
     telephone   conference,  unless  the   Representatives
     jointly agree that the meeting is unnecessary or  that
     a  different schedule or location for the  meeting  is
     appropriate,  to  discuss current material  management
     issues  (but  not day-to-day operations matters  which
     are  in  accordance with the operation parameters  set
     forth  in  the  Business  Plan,  Operating  Budget  or
     otherwise set forth in writing) or Major Decisions. At
     each  meeting  the Representatives shall each  receive
     one  (1)  vote.   All action taken by  the  Management
     Committee,   including  any  Major  Decisions,   shall
     require  the  approval  or consent  of  at  least  one
     Olympus   Representative  and  at  least  one  Stratus
     Representative; provided, however, that in  the  event
     that   either  of  Olympus  or  Stratus  shall  be   a
     Defaulting  Partner and its designated Representatives
     shall  lose  their  voting rights in  accordance  with
     Section  3.2(b)  hereof, then, unless and  until  such
     voting rights shall be reinstated under Section 3.2(b)
     hereof,  all action taken by the Management Committee,
     including  any  Major  Decisions,  shall  require  the
     approval   or   consent  of  the  two  Representatives
     appointed     by    the    Non-Defaulting     Partner.
     Representatives   may  bring  to  any   meeting   such
     employees, agents, professionals and advisors as  they
     deem  necessary or appropriate to assist them at  such
     meeting.   A  quorum shall consist  of  at  least  one
     Stratus  Representative and one Olympus Representative
     unless  either  of  Olympus  or  Stratus  shall  be  a
     Defaulting  Partner and its designated Representatives
     shall  lose  their  voting rights in  accordance  with
     Section 3.2(b) hereof, in which case, unless and until
     such  voting rights shall be reinstated under  Section
     3.2(b)  hereof,  a  quorum shall consist  of  the  two
     Representatives   appointed  by   the   Non-Defaulting
     Partner.

          (c)   The Financial Partner, at the direction  of
          the Management Committee, shall be authorized and empowered to (i) make all day-to-day management decisions (provided that such decisions are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing) except for Major Decisions, (ii) direct the Operating Partner (which shall be obligated to follow any such directives), and (iii) perform all acts and enter into and perform all contracts and other undertakings that the Financial Partner may, in the exercise of its reasonable discretion, deem necessary, advisable, appropriate or incidental thereto; provided that any directives of the Financial Partner under clause (ii) hereof and the performance of any acts under clause (iii) hereof are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing. Notwithstanding any provision of this Agreement to the contrary, the Financial Partner acting singly and without necessity of joinder of any other Person shall be authorized and empowered to exercise any rights and remedies granted to the Partnership under the Management Agreement (including, without limitation, the provision or withholding of consent, the making of any elections and any other decisions of the Partnership thereunder). The authority granted to the Financial Partner hereunder with respect to the Management Agreement shall include, without limitation, the power to terminate the Management Agreement in accordance with its terms. If the Management Agreement is terminated, then the Financial Partner shall have the power and authority to replace Stratus Management as the construction manager and to designate a successor construction manager. In connection therewith, the Financial Partner shall have the power and authority acting alone and without necessity of joinder of any other Person to negotiate, enter into and execute (on behalf of the Partnership) a construction management agreement pursuant to which such successor construction manager shall provide construction management services to the Partnership for the consideration set forth therein. Upon the execution by the Financial Partner of any such construction management agreement, the Operating Budget and Business Plan shall automatically, and without any approval or consent of the Partners or the Representatives, be amended to reflect the terms of the construction management agreement between the Partnership and the successor construction manager.

     4.3 Major Decisions. Except as otherwise expressly provided to the contrary in Article 3, Article 4, Article 7 or
Article 9 hereof, Major Decisions shall be made upon the prior written approval or written consent of at least one Stratus Representative and at least one Olympus Representative. Accordingly, except as provided to the contrary in Article 3,
Article 4, Article 7 or Article 9 hereof, neither Stratus nor Olympus, on behalf of the Management Committee, shall have the right or the power to make any binding commitment on behalf of the Partnership in respect of a Major Decision unless and until at least one Stratus Representative and at least one Olympus Representative have authorized the same in writing.

     4.4  Budgets and Reports.

               (a) By November 1st of each calendar year hereafter during the term hereof, the Operating Partner shall prepare a revised Operating Budget and Business Plan for the operation of the Partnership for the next succeeding calendar year of the Partnership. The Management Committee shall have thirty (30) days after receipt thereof to either approve the submitted Business Plan and Operating Budget or respond with required changes to same. A copy of the initial Business Plan is attached hereto as Exhibit A and a copy of the initial Operating Budget is attached hereto as Exhibit B.

                  (b) The Operating Partner agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of operating the Partnership shall not exceed the Operating Budget, either in total or for any one accounting category. The Operating Partner shall secure the written approval of the Management Committee for any expenditure that (i) exceeds fifteen percent (15%) of the annual budgeted amount for the Partnership in any one accounting category on such Operating Budget or
          (ii) exceeds ten percent (10%) of the annual budgeted amount for the Partnership in all accounting categories of the Operating Budget. During each applicable calendar year, the Operating Partner agrees to promptly inform the Management Committee of any material increases in costs and expenses or any material decreases in revenue that were not foreseen during the budget preparation period and thus were not reflected in the Operating Budget.

               (c) In addition to the reports further described in Section 8.4, the Operating Partner shall submit any additional financial or operational reports as the Financial Partner may from time to time reasonably request.

         4.5   Powers  of  the Operating Partner.   Subject  to
Section 4.3, the Operating Partner shall have the duties, rights and obligations to implement the operations of the Partnership as described in the Business Plan, Operating Budget or approved in writing by the Management Committee. Without limiting the generality of Section 4.1, but subject to Section 4.2(c) and
Section 4.3, the Operating Partner, acting on behalf of the Partnership, shall oversee the development activities with respect to the Property as well as the activities of the property manager and the construction manager; provided, that if there is no property manager, the Operating Partner shall perform the duties and obligations of a property manager; provided, further, that neither the Operating Partner nor any
Affiliate thereof shall take any action that has a material economic affect on the Partnership without the prior approval of the Management Committee, including, without limitation, approving the form and substance of all leases, contracts, loan documents or other documents necessary to operate the business of the Partnership.

          4.6 Liability of Partners. The Partners shall be personally liable for the debts and obligations of the Partnership if (but solely to the extent) required by applicable law; provided, however, that all such debts and obligations shall be paid or discharged first with the property of the Partnership (including insurance proceeds) before the Partners shall be obligated to pay or discharge any such debts or obligations with their personal assets. Notwithstanding the preceding sentence, the Partners shall not be personally liable for any debts or obligations which are nonrecourse or which, under the terms thereof, do not create or impose such liability. For purposes hereof, any obligations arising under the Indemnity Agreement and/or the Management Agreement shall be treated as nonrecourse obligations and Stratus agrees and acknowledges that, except as expressly provided to the contrary in Section 3.2(a) hereof with respect to any Guaranty Payment, no Partner shall have any obligation to make any Capital Contribution to the Partnership or any other payment in order to satisfy any obligation arising under the Indemnity Agreement and/or the Management Agreement.

          4.7 Other Activities of Partners. Except as otherwise agreed in writing, each Partner (i) may carry on and conduct in any way or  in  any  capacity, including, but not limited to,  for  such
Partner's own right and for such Partner's own personal account, as  a  partner  in any other partnership, as a venturer  in  any joint  venture, as a member or manager in any limited  liability company, as an employee, officer, director or stockbroker of any corporation, or as a participant in any syndicate, pool,  trust, association  or  other business organization,  a  business  that competes,  directly  or indirectly, with  the  business  of  the
Partnership,  (ii)  will  be free in  any  capacity  to  conduct business  activities  the same or similar as  conducted  by  the
Partnership  and  (iii)  may make investments  in  any  kind  of
property.   The  Partnership will have absolutely  no  claim  or
right  to  any  such business or assets thereof.   Further,  the
Partnership will have claim to and will own only those assets contributed to the Partnership or acquired with Partnership funds or credit. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner or any affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any other Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

                            ARTICLE 5


                    Exculpation and Indemnity

          5.1 Exculpation. Except as expressly provided to the contrary herein, neither the Partners nor any Affiliate of the Partners, nor any officer, director, manager, member, employee, agent, stockholder, or partner of the Partners or any of its Affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, to have been primarily caused by the negligence, willful misconduct, or bad faith of the person claiming exculpation.

          5.2 Indemnity. The Partnership shall indemnify the Partners, each Affiliate of the Partners, and each officer, director, stockholder, manager, member, and partner of the
Partners or any of its Affiliates, and if so determined  by  the
Partners, each employee or agent of the Partners or any of its Affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing (i) is primarily caused by the negligence (which for purposes of this Agreement shall not include the provision or withholding of any consent or approval by the Partner or its Representative with respect to any matter under this Agreement), willful misconduct, or bad faith of the person claiming indemnification or constitutes a material breach of any provision of the Guaranty, this Agreement, the Management Agreement or the Assignment Agreement (including, without limitation, any breach of any representation, warranty or covenant of Stratus further set forth in the Assignment Agreement), or (ii) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership. Unless a determination has been made that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, certify its good faith belief that it is entitled to indemnification hereunder, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 5.2 and provide the Partnership with reasonable assurances of performance with respect to the obligation to repay such amounts. No Partner shall be required to contribute capital to the Partnership in respect of any indemnification claim under this Section 5.2.

                            ARTICLE 6

                  Distributions and Allocations

     6.1  Distributions.

               (a) Subject to the provisions of Section 3.2(e) and Section 6.1(c) hereof, unless and until the Partnership shall commence the development of the Phase II Property (as described in Section 3.5(e) hereof), in which event distributions of Partnership Cash Flow shall be made in accordance with Section 6.1(b) hereof, any and all Cash Flow of the Partnership shall be distributed in accordance with this Section 6.1(a). No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed, after the payment of all third party obligations (which third party obligations shall not include any amounts owing any Partner or Affiliate thereof with respect to any Partnership indebtedness or any amounts owing Stratus under the Indemnity Agreement), in the following order of priority:

                          (i)  first, to Stratus in an
               amount  equal  to  any  unpaid  amounts
               owing   Stratus  under  the   Indemnity
               Agreement;

                          (ii) second, to the Partners
               and their Affiliates in an amount equal
               to  any  accrued  and  unpaid  interest
               and/or  any  unpaid  principal  amounts
               with   respect   to   any   Partnership
               indebtedness owing any such Partners or
               their Affiliates;

                           (iii)      third,  to   the
               Partners, pro rata, in accordance  with
               their  respective Sharing Ratios  until
               each   Partner   shall  have   received
               aggregate   distributions  under   this
               Section 6.1(a)(iii) equal to an IRR  of
               25%;

                         (iv) fourth, to Stratus until
               Stratus   has  received  an   aggregate
               amount  equal to $1,065,000 under  this
               Section 6.1(a)(iv); and

                          (v)  fifth, to the Partners,
               pro  rata,  in  accordance  with  their
               respective Sharing Ratios.

               (b) Subject to the provisions of Section 3.2(e) and Section 6.1(c) hereof, notwithstanding the provisions of Section 6.1(a) hereof to the contrary, upon the date that the Partnership shall commence development of the Phase II Property (as described in Section 3.5(e) hereof) and during all periods of the Partnership thereafter, any and all Cash Flow of the Partnership shall be distributed in accordance with this Section 6.1(b). No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed, after the payment of all third party obligations (which third party obligations shall not include any amounts owing any Partner or any Affiliate thereof with respect to any Partnership Indebtedness or any amounts owing Stratus under the Indemnity Agreement), in the following order of priority:

                    (i)   first,  to  Stratus  in   an
               amount  equal  to  any  unpaid  amounts
               owing   Stratus  under  the   Indemnity
               Agreement;

                    (ii)  second, to the Partners  and
               their Affiliates in an amount equal  to
               any  accrued and unpaid interest and/or
               any   unpaid  principal  amounts   with
               respect to any Partnership indebtedness
               owing   any  such  Partners  or   their
               Affiliates; and

                    (iii)      third, to the Partners,
               pro  rata,  in  accordance  with  their
               respective Sharing Ratios.

               (c) In accordance with Section 11.15 of the Assignment Agreement, each of Stratus and STRS have agreed to indemnify Olympus and hold Olympus harmless from certain Losses (as defined in the Assignment Agreement) incurred by Olympus and its Affiliates (as defined in the Assignment Agreement). Stratus hereby agrees and acknowledges that, in addition to any other remedies available to Olympus under any other provision of this Agreement, the Assignment Agreement or at law or in equity, in the event that Stratus or STRS shall have any obligation to Olympus under
          Section 11.15 of the Assignment Agreement (an "Indemnification Obligation"), the Partnership shall not distribute or pay to Stratus, Stratus Management, or their respective Affiliates, any amount that would otherwise be distributable or payable to Stratus, Stratus Management, or their respective Affiliates (including, without limitation, any amounts of Cash Flow otherwise distributable to Stratus or its Affiliates under this Section 6.1 as well as any fees payable by the Partnership to Stratus, Stratus Management or their respective Affiliates, including, without limitation, the Phase I Asset Management Fee, the Phase II Asset Management Fee and any applicable Disposition Fees), and such amounts shall instead be paid by the Partnership to Olympus and applied to the discharge of such Indemnification Obligation, provided that the application of such amounts to any such Indemnification Obligation shall not release Stratus and STRS of their obligation to indemnify and hold Olympus harmless from and against any and all Losses in accordance with the provisions of Section 11.15 of the Assignment Agreement. Any amounts otherwise distributable or payable by the Partnership to Stratus, Stratus Management or their respective Affiliates that are instead paid to Olympus hereunder and applied toward the discharge of any Indemnification Obligation shall be treated, for all purposes under this Agreement as distributions or payments (as the case may be, based upon the amount of the payment and the priority of payment provided under the other provisions of this Agreement) to Stratus, Stratus Management and/or their respective Affiliates.

          6.2 Tax Allocations. For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, expense, and credit for each fiscal year of the Partnership shall be in accordance with each Partner's economic interest in the respective item, as determined by the Management Committee pursuant to Section 704(b) of the Code, and the regulations promulgated thereunder and subject to the requirements of Section 704(c) of the Code and the regulations promulgated thereunder. Unless the Management Committee determines otherwise, allocations shall be made to each Partner
(i) in the same manner as such Partner would be required to contribute to the Partnership or (ii) in such manner as shall result in the Capital Account of each Partner having a balance equal to the aggregate distributions the Partner would receive if the Partnership were to liquidate the assets of the Partnership at their book value and distribute the proceeds in accordance with Section 6.1; provided, however, that if any such allocation is not permitted by applicable law, the Partnership's subsequent income, gain, loss, deduction, expense and credit shall be allocated among the Partners so as to reflect as nearly as possible the allocation used in computing Capital Accounts.

          6.3 Asset Management Services. From and after the Effective Date, until the termination of the Management Agreement, Stratus Management shall provide the asset management services to the Partnership further described in the attached
Schedule II (the "Asset Management Services") with respect to the Property, in consideration for the accrual and/or payment of the fees further set forth in this Section 6.3. In consideration for its provision of the Asset Management Services with respect to the Phase I Property Stratus Management shall be paid a monthly asset management fee equal to $5,000 per month (the "Phase I Asset Management Fee") upon the terms and conditions set forth in this Section 6.3. The Phase I Asset Management Fee shall begin to accrue with respect to the Phase I Property at such time as a certificate of occupancy shall have been issued for the Phase I Property by the City of Austin, and all development fees shall have been paid; provided, however, that the Phase I Asset Management Fee shall not be payable by the Partnership to Stratus Management unless and until a tenant, other than the Partnership, any Partner or any Affiliate thereof shall take physical possession of a portion of the Phase I Property pursuant to a lease between such tenant and the Partnership that has been approved by the Management Committee. In consideration for its provision of the Asset Management Services with respect to the Phase II Property, Stratus Management shall be paid a monthly asset management fee (in addition to the Phase I Asset Management Fee) equal to $2,500 per month (the "Phase II Asset Management Fee"). The Phase II Asset Management Fee shall begin to accrue with respect to the Phase II Property at such time as a certificate of occupancy shall have been issued for the Phase II Property by the City of Austin and all development fees have been paid; provided, however, that the Phase II Asset Management Fee shall not be payable by the Partnership to Stratus Management unless and until a tenant, other than the Partnership, any Partner or any Affiliate thereof shall take physical possession of a portion of the Phase II Property pursuant to a lease between such tenant and the Partnership that has been approved by the Management Committee. Any accrued fees that become payable to Stratus Management hereunder shall be paid by the Partnership monthly in arrears and shall constitute guaranteed payments to Stratus as further described in Section 707(c) of the Code.

          6.4 Disposition Services. Upon the sale by the Partnership of all or substantially all of the Property (a "Terminal Sale") to a third-party buyer (who shall not be a Partner or Affiliate of a Partner), a sales commission of 2% of the gross sale price (the "Disposition Fee") shall be paid to the Partner or a duly licensed Affiliate or representative of the Partner who procured such third-party buyer (the "Procuring Party"); provided, however, that, no Disposition Fee shall be payable to the Procuring Party in the event that (i) the
Partnership shall have retained any broker or representative that is entitled to a commission with regard to the Terminal Sale, (ii) the third party buyer shall have initiated contact with the Partnership or any Partner or Affiliate or representative thereof without prior independent solicitation by the Procuring Party or (iii) the third party buyer otherwise shall have contacted the Partnership or any Partner or Affiliate or representative thereof or have been identified other than through the marketing efforts and solicitation of the Procuring Party. Any Disposition Fee payable to a Partner hereunder shall constitute a guaranteed payment to the Partner as further described in Section 707(c) of the Code.

          6.5 No Other Fees. Except as otherwise expressly provided herein to the contrary or as otherwise expressly provided to the contrary in the Management Agreement or as may be unanimously approved by the Partners in writing, the Partners and their Affiliates shall not be paid any fees or other compensation by the Partnership.

                            ARTICLE 7


              Admissions, Transfers and Withdrawals

          7.1 Admission of New Partners. Except as expressly provided to the contrary herein, after the Effective Date, new
Partners may be admitted to the Partnership only with the written consent of, and upon such terms and conditions as are approved by the unanimous approval of the Management Committee. No admission of any new Partner shall cause the Partner's interest in Partnership allocations, distributions and capital to be less than one percent (1%), and no Partner's Sharing Ratio in the Partnership shall be reduced or diluted unless approved in writing by such Partner.

          7.2 Transfer of Partnership Interests. No Partner may transfer or encumber all or any portion of such Partner's interest in the Partnership without the prior written consent of the Management Committee; provided, however, that Olympus may transfer all or any portion of its interest in the Partnership to an Affiliate of Olympus Real Estate Corporation without the consent of the Management Committee or Stratus; and provided, further, that Stratus may transfer all or any portion of its interest in the Partnership to a wholly-owned subsidiary of Stratus Properties, Inc., a Delaware corporation, without the consent of the Management Committee or Olympus. Additionally, any interest in the Partnership held by Olympus or its
Affiliates may be transferred without the consent of the Management Committee or Stratus in connection with the exercise of the rights of the limited partners of Olympus Real Estate Fund II, L.P. ("Fund II") to remove the general partner under the limited partnership agreement of Fund II. As soon as reasonably practicable following any transfer that is permitted hereunder, the Management Committee shall amend the Partnership Agreement (and Schedule I hereof) to reflect the Capital Account balance, Contribution Percentage, Unreturned Capital Contributions and Sharing Ratios of the Partners and the admission of the transferee to the Partnership as a Partner.

         7.3  Buy/Sell Option.
               (a) At any time during the term of the Partnership, either Partner may exercise a "buy-sell" right (the "Buy-Sell") as follows: either Partner (the "Offeror") exercising such Buy-Sell (A) shall deliver to the other Partner (the "Offeree") a written notice (the "Buy/Sell Offer") stating the Offeror's exercise of such right and setting forth the Buy/Sell Offer and a description of any negotiations or discussions with third parties that Offeror or its Affiliates may have had with respect to the sale of all or any portion of the Partnership Interest and/or the Business, which Buy/Sell Offer shall represent the dollar amount (without reduction for any deemed or imputed expenses of sale) that the Offeror would be willing to pay to the Partnership in cash for the Business (the "Offer Amount") and (B) simultaneously with the delivery of the Buy/Sell Offer, shall deliver into escrow with a title insurance company located in Dallas, Texas selected by the Offeror (the "Escrow Agent"), a good faith deposit in the amount of the Offer Deposit. The Offeror hereby instructs the Escrow Agent that the Escrow Agent shall either (i) in the event the Offeree elects to sell its interest in the Partnership (the "Partnership Interest") in accordance with the terms hereof, apply such Offer Deposit to the purchase price as of the Buy/Sell Closing Date (as hereinafter defined) or if the Offeror fails to timely purchase the Offeree's Partnership Interest in accordance with the terms hereof, disburse such Offer Deposit in accordance with Section 7.3(g), or (ii) in the event the Offeree elects to purchase the Offeror's Partnership Interest, disburse such Offer Deposit in accordance with Section 7.3(e).

               (b) The notice transmitting the Buy/Sell Offer shall be deemed to constitute an offer by the Offeror to purchase the Offeree's Partnership Interest for a price equal to the Receipt Amount. "Receipt Amount" shall mean the aggregate amount which the Partner whose Partnership Interest is to be transferred, whether Offeror or Offeree (or pursuant to Section 7.3(g), the Buy/Sell Purchaser), would receive as a Partnership distribution if (i) the Business were sold for cash for the Offer Amount, (ii) all debts and liabilities of the Partnership but without taking into account any deemed or imputed expenses which would occur for the sale to third parties (e.g. imputed brokerage fees, etc.) were paid in full from such proceeds in the order of priority further set forth in this Agreement, and (iii) prorations were made with respect to all current assets and current liabilities of the Partnership.

               (c) The Offeree shall have forty-five (45) days from the date of the Buy/Sell Offer to elect, by written notice to the Offeror signed by the Partner constituting the Offeree, whether to sell such
          Offeree's  Partnership  Interest  to  the  Offeror  or
          whether to purchase (or cause its designee to purchase) the Offeror's Partnership Interest in the Partnership (the "Buy/Sell Election Period").

               (d) If the Offeree fails to make an election within such forty-five (45) day period, or fails to comply with subsection (e) below, such Offeree shall be conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeror according to the terms of this Section 7.3.

               (e) If the Offeree makes an election to purchase within such forty-five (45) day period by sending written notice to the Offeror as required by subsection (c), and by delivering into escrow with the Escrow Agent a good faith deposit in the amount of the Offer Deposit, then, the original Offeror shall be conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeree for a price equal to the applicable Receipt Amount. In the event the Offeree timely makes an election to purchase, the Offeree hereby instructs the Escrow Agent that the Escrow Agent shall (i) return the Offeror's Offer Deposit to the Offeror and (ii) hold the Offeree's Offer Deposit and shall either apply such Offeree's Offer Deposit to the purchase price as of the Buy/Sell Closing Date (as hereinafter defined) or disburse such Offeree's Offer Deposit in accordance with Section 7.3(g).

               (f) The Partner (the "Buy/Sell Purchaser") that is obligated to purchase the Partnership Interest in the Partnership of the other Partner (the "Buy/Sell Seller") pursuant to this Section 7.3 shall fix a closing date (the "Buy/Sell Closing Date") for such purchase that shall be a Business Day that is not later than forty-five (45) days after the expiration of the Buy/Sell Election Period, by written notice to the Buy/Sell Seller at least fifteen (15) days in advance of the Buy/Sell Closing Date. The closing of such purchase shall take place on the Buy/Sell Closing
          Date  at  the  address of the Escrow Agent.   At  such
          closing, the Partner constituting the Buy/Sell Seller shall execute and deliver to the Buy/Sell Purchaser (or its designee) such instruments of assignment, bills of sale, amendments to this Agreement and other instruments and documents as the Buy/Sell Purchaser
          and   the  Buy/Sell  Seller  (or  such  designee)  may
          reasonably require for the conveyance to such Buy/Sell Purchaser (or such designee) of all of the Buy/Sell Seller's right, title and interest in and to the
          Buy/Sell   Seller's  Partnership   Interest   in   the
          Partnership against receipt by the Buy/Sell Seller  of
          a wire transfer of immediately available funds in an amount equal to the applicable Receipt Amount; and the Buy/Sell Seller hereby irrevocably constitutes and appoints the Buy/Sell Purchaser as its attorneyin-
          fact  to  execute, acknowledge and deliver    any  of
          such instruments or documents. Each of the Buy/Sell Seller and Buy/Sell Purchaser shall each bear their respective closing costs and expenses (including, but not limited to, all attorney's fees and costs and all applicable transfer and income taxes) incurred in the purchase or sale of the Buy/Sell Seller's Partnership Interest in the Partnership hereunder. Such sale of
          such   Partnership  Interest  shall  be  made  without
          representation,  warranty  or  recourse,  except   for
          representations and warranties in form and substance reasonably acceptable to the Buy/Sell Purchaser and the Buy/Sell Seller with respect to existence, good
          standing,    title,    no   encumbrance,    authority,
          authorization, no conflicts, and such other customary matters as may be reasonably requested by the Buy/Sell
          Purchaser.   If the Buy/Sell Offer or the  closing  of
          the purchase contemplated thereby causes the maturity of any Partnership indebtedness to be accelerated, the Buy/Sell Seller shall be released from liability resulting from such accelerated indebtedness and the Buy/Sell Purchaser shall pay (or cause to be paid)
          such   indebtedness   in   full   (including   without
          limitation,  any accrued but unpaid interest  and  any
          prepayment   premiums   or  penalties)   at   Buy/Sell
          Purchaser's sole cost and expense and shall indemnify and hold Buy/Sell Seller harmless from and against any
          losses,   damages,   costs  or   expenses   (including
          attorneys' fees) incurred by Buy/Sell Seller,  or  the
          Buy/Sell   Seller's  Affiliates,  employees,   agents,
          representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns and Affiliates of the foregoing (the "Indemnified Parties"), as a direct or indirect result of any such acceleration, other than any
          losses,   damages,   costs  or   expenses   (including
          attorneys' fees) incurred by any of the Indemnified Parties as a direct result of such Indemnified Party's gross negligence, willful misconduct or bad faith. As
          a   precondition  to  the  closing  of  the   Buy/Sell
          transaction,  the  Buy/Sell Seller shall  be  released
          from   liability   from   any  indebtedness   of   the
          Partnership,   including,  without   limitation,   the
          release of any guaranty and collateral pledged to secure any guaranty debt. Anything contained in this Agreement to the contrary notwithstanding, in the event the sale of the Partnership Interest is not consummated because of a default on the part of Buy/Sell Seller or if a condition precedent cannot be fulfilled because Buy/Sell Seller frustrated such fulfillment, Buy/Sell Purchaser may, at its election, pursue an action for specific performance and/or damages, costs and expenses.

               (g)   In  the  event that the Buy/Sell  Purchaser
          defaults in its obligation to purchase the Partnership Interest of the Buy/Sell Seller in the Partnership on the Buy/Sell Closing Date, the Buy/Sell Seller shall have the right to (i) solicit third party offers on behalf of the Partnership for the purchase of the Business, to accept the best such offer, as determined by the Buy/Sell Seller in its sole and absolute discretion, and to consummate the sale of the Business to such third party pursuant to such offer,
          (ii) purchase the Partnership Interest of the Buy/Sell Purchaser for a purchase price equal to ninety percent (90%) of the Receipt Amount with respect to the Partnership Interest of the Buy/Seller Purchaser,
          (iii) specifically enforce the Buy/Sell Purchaser's obligation to purchase the Partnership interest of the Buy/Sell Seller, and (iv) notify the Escrow Agent holding the Offer Deposit of the Buy/Sell Purchaser immediately to deliver such Offer Deposit to the Buy/Sell Seller as liquidated damages for the breach by such Buy/Sell Purchaser (and the Buy/Sell Purchaser covenants and agrees to cause, and hereby instructs, the Escrow Agent to deliver such Offer Deposit to the Buy/Sell Seller). The delivery of the Offer Deposit to the Buy/Sell Seller shall not constitute a return of capital or a Partnership distribution. The Buy/Sell Purchaser hereby constitutes and appoints the Buy/Sell Seller as its attorney-in-fact to execute and deliver on behalf of the Buy/Sell Purchaser all documents as may be reasonably required in connection with the delivery by the Escrow Agent of the Offer Deposit to the Buy/Sell Seller in accordance with this Section 7.3.

         7.4  No Substituted Partners.  Except as permitted  by
Section 7.1 and subject to the provisions of Section 7.2, no transferee of any partnership interest in the Partnership may become a substituted Partner. Rather, any transferee of any Partnership interest of a Partner shall be entitled solely to rights as assignee of the rights to receive all or part of the share of the income, gains, losses, deductions, expenses, credits, distributions, or returns of capital to which his or its transferor would otherwise be entitled with respect to the Partnership interest so transferred.

         7.5   Withdrawal of Partners.  Except as permitted  by
Section 7.2 hereof, no Partner shall have any right to withdraw or resign from the Partnership without the unanimous consent of the Management Committee.

                            ARTICLE 8

        General Accounting Provisions, Books and Reports

          8.1 Books of Account; Tax Returns. The Financial Partner shall prepare and file, or shall cause to be prepared and filed, all United States federal, state, and local income and other tax returns required to be filed by the Partnership and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's operations, business and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act. The Financial Partner shall have the authority to make any and all federal or state tax elections with respect to the Partnership and its Business. In addition, the Partners agree and acknowledge that the Partnership shall make an election under Section 754 of the Code with respect to its 1999 taxable year, and more particularly, with regard to the Assignments. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with the basis utilized in preparing the Partnership's United States federal income tax returns, which returns, if allowed by applicable law, shall be prepared on an accrual basis.

          8.2 Place Kept; Inspection. The books and records shall be maintained at the principal place of business of the Partnership, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during the ordinary business hours of the Partnership.

          8.3 Tax Matters Partner. The Financial Partner shall be the tax matters partner of the Partnership and, in such capacity, shall exercise all rights conferred, and perform all duties imposed, upon a tax matters partner under Sections 6221 through 6233 of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing, the Financial Partner shall have the right to select the methodology to be used pursuant to Section 704(c) of the Code.

          8.4 Additional Reporting Requirements. In addition to any reports required under Section 4.4(c) hereof:

          (a) Stratus shall deliver to each Partner within twenty (20) days of the end of each month a statement of receipts and disbursements relating to the Property, and on a quarterly basis a narrative report on all variances from the Business Plan or Operating Budget, pacing against the Construction Loan, and all construction, leasing and marketing activities affecting the Property, and such other reports as reasonably requested by Olympus.

          (b) Stratus shall cause a preliminary annual report of the Partnership (for the immediately preceding fiscal year of the Partnership) to be sent to each of the Partners before January 31st of each fiscal year of the Partnership and a final annual report of the Partnership (for the immediately preceding fiscal year of the Partnership) to be sent to each of the Partners on or before March 1st of each fiscal year of the Partnership. Such reports shall contain a balance sheet as of the end of the fiscal year, an income statement and statement of changes in financial position for the fiscal year.

          (c) If requested by Olympus, the financial statements referred to in Section 8.4(b) shall be accompanied by the report thereon, if any, of Arthur Andersen & Co. or such other accountant as may be designated by the Management Committee.

                            ARTICLE 9


                     Amendments and Waivers

          9.1 Amendments and Waivers. Except as expressly provided in Section 9.2 of this Agreement, the Management Committee may amend or waive any provision of this Agreement which merely (i) corrects an error or clarifies an ambiguity in this Agreement, (ii) does not adversely affect the Financial Partner or the Operating Partner in any material respect or
(iii) changes Schedule I to this Agreement to reflect the Capital Account balances, Contribution Percentages, Unreturned Capital Contributions, Sharing Ratios and/or Partnership Interests of the Partners as from time to time amended in accordance with this Agreement. The Management Committee shall amend Schedule I to this Agreement to reflect any additional Capital Contributions; provided, however, that upon any failure of a Defaulting Partner to repay the Default Amount to the Non Defaulting Partners within the one hundred twenty (120) day term further described in the first sentence of Section 3.2(c), the Non-Defaulting Partners shall have complete power and authority, acting singly and without necessity of joinder of any other Partner to amend Schedule I to accurately reflect the Capital Contributions, Sharing Ratios and Contribution Percentages of the Partners. The Partners agree to look to the books and records of the Partnership for determination of the actual amount of Capital Contributions made to the Partnership, as provided in Section 3.1 and Section 3.2 of this Agreement.

          9.2 Certain Other Amendments. Notwithstanding any provision to the contrary contained herein, no amendment to or waiver of any provision of this Agreement shall be effective against a given Partner without the consent or vote of such Partner if such amendment or waiver would (i) cause the Partnership to fail to be treated as a partnership for federal income tax purposes or under the Act, (ii) change Section 3.1 or
Section 3.2 of this Agreement to increase a Partner's obligation to contribute to the capital of the Partnership, (iii) change
Section 5.1, or 5.2 of this Agreement to affect adversely any Partner's rights to exculpation or indemnification, (iv) change
Section 6.1 or 6.2 of this Agreement to affect adversely the participation of such Partner in the income, gains, losses, deductions, expenses, credits, capital or distributions of the Partnership (but excluding any amendments to Schedule I hereof to accurately reflect the Capital Account balances, Contribution Percentages, Unreturned Capital Contributions, Sharing Ratios and/or Partnership Interests of the Partners following any failure of a Defaulting Partner to timely repay the Default Amount to the Non-Defaulting Partners, as further described in
Section 3.2(c) or any transfer of a Partnership Interest expressly permitted pursuant to the provisions of Section 7.2 hereof), (v) change Section 7.1 of this Agreement to affect adversely the anti-dilution rights of such Partner, (vi) change the percentage of Partners necessary for any consent or vote required hereunder to the taking of any action (provided, that the provisions of this Section 9.2 shall have no affect upon the loss of voting rights hereunder of a Defaulting Partner or its Representatives under Section 3.2(b)) or (vii) amend this
Section 9.2 of this Agreement.

                           ARTICLE 10


                   Winding Up and Termination

          10.1  Dissolution.   The  Partnership's  business  and
affairs  shall  be  wound up upon the  first  to  occur  of  the following events:
                         (i)  the  election of the both Partners
         to   wind   up   the  business  and  affairs   of   the
         Partnership;

                         (ii)the   election  of  the   Financial
         Partner to wind up the business and affairs of the Partnership, if all or substantially all Partnership assets shall have been sold or disposed of or shall consist of cash;
                         (iii)     both the Partners shall  have
         withdrawn  from the Partnership within the  meaning  of
         the Act, or any other dissolution event specified in the Act shall have occurred;
                         (iv)the  Financial Partner  shall  have
         (A) made a general assignment for the benefit of creditors, (B) filed a voluntary petition in bankruptcy, (C) filed a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief  under  any  bankruptcy or  debtor  relief  law,
         (D) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding brought against it or
         (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property;

                         (v)  if  within sixty (60)  days  after
         the commencement of any proceeding against the Financial Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or debtor relief law, the proceeding shall not have been dismissed; or

                         (vi)if  within  sixty (60)  days  after
         the appointment (without the Financial Partner's consent or acquiescence) of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property, the appointment shall not have been vacated or stayed if within sixty
         (60) days after the expiration of any such stay, the appointment shall not have been vacated.

Notwithstanding the foregoing, the business and affairs of the Partnership shall not be wound up upon the occurrence of an event specified in (iii) through (vi) of this Section 10.1, if within ninety (90) days after such occurrence a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor Financial Partner.

          10.2 Accounting Upon Winding Up. Following the occurrence of an event requiring the winding up of the business and affairs of the Partnership pursuant to Section 10.1 of this Agreement (and, if applicable, the failure of a majority in interest of the remaining Partners to continue the business of the Partnership in accordance with Section 10.1), the books of the Partnership shall be closed, and a proper accounting of the Partnership's assets, liabilities and operations shall be made by the Financial Partner, all as of the most recent practicable date. The Financial Partner shall serve as the liquidator of the Partnership unless it has been removed or unless it otherwise fails or refuses to serve. If the Financial Partner does not serve as the liquidator, one or more other persons or entities may be selected to serve by the Operating Partner. The expenses incurred by the liquidator in connection with the dissolution, liquidation and termination of the Partnership shall be borne by the Partnership.

          10.3 Termination. As expeditiously as practicable, but in no event later than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the occurrence of an event requiring the winding up of the business and affairs of the Partnership pursuant to Section 10.1 of this Agreement, the liquidator shall cause the Partnership to pay the current liabilities of the
Partnership (other than any liabilities or obligations of the Partnership under the Indemnity Agreement or with respect to any Partnership indebtedness owed to any Partner or Affiliate thereof which shall be repaid in the order of priority further set forth in Section 6.1 hereof) and (i) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Partnership in a reasonable amount determined by the liquidator to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities. To the extent that cash required for
the   foregoing   purposes  is  not  otherwise  available,   the
liquidator may sell property, if any, of the Partnership for cash. Thereafter, all remaining cash or other property, if any, of the Partnership shall be distributed to the Partners in accordance with the provisions of Section 6.1 of this Agreement. The Partners must agree on the value and distributee for all in kind distributions or else all property must be sold and the proceeds therefrom distributed in accordance herewith. At the time final distributions are made in accordance with Section 6.1 of this Agreement, the liquidator shall make any and all such filings as the liquidator shall determine to be appropriate to cause or evidence the termination of the Partnership, and the legal existence of the Partnership shall terminate, but if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section 6.1 of this Agreement.

          10.4 No Negative Capital Account Obligation. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Partner who has a negative capital account upon final distribution of all cash and other property of the Partnership be required to restore such negative account to zero.

          10.5 No Other Cause of Dissolution. The Partnership shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this
Article 10.

          10.6 Merger. Subject to the rights of the Partners pursuant to Section 9.2, the Partnership may, with the written consent of the Financial Partner acting with the unanimous approval of the Management Committee, adopt a plan of merger and engage in any merger or consolidation permitted by applicable law.

                           ARTICLE 11


                          Miscellaneous

          11.1 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that he or it may have to maintain an action for partition of any of the Partnership's property.
          11.2 Entire Agreement. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

          11.3 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          11.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by telex or telecopy if to the Partners, at the addresses or telex or facsimile numbers set forth on Schedule I hereto, and if to the Partnership, at the address of its principal place of business at 200 Crescent Court, Suite 1650, Dallas, Texas 75201 (fax 214/740-7340), or to such other address as the Partnership or any Partner shall have last designated by notice to the Partnership and all other parties hereto in accordance with this Section 11.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telex or telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

          11.5 Governing Laws. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to principles of conflicts of laws).

          11.6 Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

          11.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

          11.8 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

          11.9 Other Terms. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or", (ii) "day" shall mean a calendar day, (iii) "including" or "include" shall mean "including without limitation", and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits a Partner to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the Partner acting alone and in good faith.

          11.10 Power of Attorney. By execution of this Agreement, the Operating Partner hereby makes, constitutes and appoints the Financial Partner, with full power of substitution and re-substitution in the Financial Partner (in its sole discretion), such Partner's true and lawful attorney-in-fact (the "Attorney") for and in the Operating Partner's name, place and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver or record any or all of the following, authorized pursuant to the terms of this
Agreement:

                         (i)    any    agreement,   certificate,
         report, consent, instrument, filing or writing made by or relating to the Partnership that the Attorney deems necessary, desirable, or appropriate for the lawful purpose of (A) organizing the Partnership under the Act, (B) admitting Partners with respect to the Partnership, (C) pursuing or effecting any rights or remedies available under this Agreement or otherwise with respect to a defaulting Partner, (D) qualifying the Partnership to do business in any jurisdiction and
         (E) complying with any law, agreement or obligation applicable to the Partnership;

                         (ii)any     agreement,     certificate,
         report, consent, instrument, filing or writing made by or relating to the Partnership necessary, desirable or appropriate to effectuate the business purposes of, or the dissolution, termination or liquidation of, the
         Partnership pursuant to applicable law or the respective terms of this Agreement; and

                         (iii)       any   amendment    to    or
         modification or restatement of this Agreement or any other agreement, certificate, report, consent, instrument, filing or writing of any type described in subsection (i) or (ii) of this Section 11.10, provided that any amendment of or modification to this Agreement shall first have been adopted in accordance with Article 9 of this Agreement.

          11.11 Transfer and Other Restrictions. INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD UNLESS SUCH INTERESTS HAVE BEEN REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. INTERESTS IN THE PARTNERSHIP ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN (1) ARTICLE 7 AND (2) VARIOUS INVESTMENT AGREEMENTS BETWEEN OR AMONG CERTAIN PARTNERS. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE PARTNERSHIP OR THE FINANCIAL PARTNER AT THEIR PRINCIPAL EXECUTIVE OFFICES.

      [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the Effective Date.
FINANCIAL PARTNER:
OLY LANTANA, L.P.,
a Texas limited partnership

     By:  Oly Lantana GP, L.L.C.,
          a Texas limited liability company,
          its sole general partner

          By:  /s/Hal R. Hall,
               its Vice President




OPERATING PARTNER:

STRATUS 7000 WEST, LTD.,
a Texas limited partnership

By:  STRS L.L.C.,
     a Delaware limited liability company,
     General Partner

     By:  Stratus Properties Inc.,
          a Delaware corporation,
          its sole member


         By:
         Name: William H. Armstrong III
         Title:President

WITHDRAWING PARTNER:

STRS L.L.C.,
a Texas limited liability company

         By:
         Name:  William H. Armstrong III
         Title: President


FOR PURPOSES OF SECTION 6.3 ONLY:

STRATUS MANAGEMENT, L.L.C.,
a Delaware limited liability company

         By:
         Name:  William H. Armstrong III
         Title: President


                            EXHIBIT A

                          Business Plan
        [TO BE ATTACHED WITHIN 60 DAYS OF EFFECTIVE DATE]


                           EXHIBIT   B


                        Operating Budget


        [TO BE ATTACHED WITHIN 60 DAYS OF EFFECTIVE DATE]


                          EXHIBIT    C


                      Property Description



     Lot 6, Block A, LANTANA LOT 6, BLOCK A, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page(s) 1-2 of the Plat Records of Travis County, Texas, as corrected by instrument recorded in Volume 13064, Page 278 of the Real Property Records of Travis County.



                            EXHIBIT D


                       Building II Permit

     The Building II Permit shall comprise (i) that certain City of Austin-Project Permit No. 9811861 issued 8/28/98, a copy of which is attached as Attachment D-1, and (ii) that certain City of Austin Site Plan Development Permit No. SP98-0054C issued 5/21/98, a copy of which is attached as Attachment D-2.

                            EXHIBIT E


                 Description of Phase I Property


                            EXHIBIT F


                Description of Phase II Property


                                   SCHEDULE I

         Partnership Capital Accounts, Unreturned Capital Contributions,
                   Sharing Ratios and Contribution Percentages





                                     Stratus 7000 West, Ltd.       Oly Lantana, LP
Partner and Address           ----------------------------------- ----------------   Unreturned
                                                       Capital                        Capital
                              Prior to                Account as      Capital       Contributtion
                              Effective    Adjust-   of Effective   Account as of      as of       Sharing Contribuion
                                Date        ments       Date       Effective Date  Effective Date   Ratio   Percentage
                              ---------- ----------- ------------ ---------------  --------------  ------- -----------
Financial Partner:
Oly Lantana, L.P.             $0.0       $0.00       $             $1,722,000                       50.1%      50.1%
200 Crescent Court,
Suite 1650
Dallas, Texas 75201
(214) 740-7340

Operating partner:
Stratus 7000 West, Ltd.
98 San Jacinto Blvd.,
Suite 220       Cash          $1,658,000 $  (959,000)$  699,000   $                  $  699,000
Austin, Texas   Phase I Land  $1,015,000             $1,015,000   $                  $1,015,000
78701           Phase II Land $1,065,000 $(1,065,000)             $                  $              49.9%      49.9%
(512)478-5788   ------------  ---------- ----------- ----------   ----------         ----------
                Subtotal-
                  Stratus     $3,738,000 $(2,024,000)$1,714,000   $                  $
                              ---------- ----------- ----------   ----------         ----------    --------  --------

Total                         $3,738,000 $(2,024,000)$1,714,000   $1,722,000         $1,714,000     100.0%    100.0%
                              ========== =========== ==========   ==========         ==========    ========  ========



                           SCHEDULE II


            Description of Asset Management Services

     The Asset Management Services shall consist of those services required to be performed by Stratus Management L.L.C. pursuant to that certain Management Agreement between Stratus Management L.L.C., as "Property Manager," and Stratus 7000 West Joint Venture, as "Owner," dated of even date herewith.

                          SCHEDULE III


       Amount and Terms of Phase II Construction Financing


     Loan Amount:   not less than 50% of total project costs.

     Interest Rate: No higher than LIBOR plus 300 basis points.

     Amortization:  Minimum of 15 year amortization or no
                    amortization and interest only payments.

Term to Maturity:   Term to maturity of at least 18 months.

     Prepayment:    May be pre-paid at any time without payment
                    of any fee, premium or penalty.


                         SCHEDULE IV
      Historical Development Costs (Phase II Property)


                         [ATTACHED]